Exhibit 10.5
RED ROBIN GOURMET BURGERS, INC.
2017 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT AGREEMENT
(NON-EMPLOYEE DIRECTORS)

This Restricted Stock Unit Grant Agreement (this “Agreement”) between RED ROBIN GOURMET BURGERS, INC. (the “Corporation”) and ___________ (“Participant”) is dated effective _________ (the “Date of Grant”).

RECITALS

A. The Board has adopted, and the stockholders have approved, the Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan, as may be amended from time to time (the “Plan”);

B. The Plan provides for the granting of restricted stock unit awards to eligible participants as determined by the Administrator; and

C. The Administrator has determined that Participant is a person eligible to receive a restricted stock unit award under the Plan and has determined that it would be in the best interest of the Corporation to grant the restricted stock unit award provided for herein.

AGREEMENT
1. Grant of Restricted Stock Units.

(a) Award. Pursuant to the Plan, Participant is hereby awarded _____ restricted stock units (the “Stock Units”), subject to the conditions of the Plan and this Agreement. Each Stock Unit represents the right to receive one share of the Corporation's common stock, $.001 par value per share (the “Common Stock”) on the vesting schedule set forth below. Unless and until the Stock Units vest, Participant shall have no right to receive shares of Common Stock under such Stock Units.

(b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this award of Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2. Vesting and Payment.

(a) Except as otherwise provided herein, the Participant shall vest in his or her rights under the Stock Units on the soonest to occur of (i) the date of the next annual meeting of the Corporation’s stockholders, and (ii) the one-year anniversary of the Date of Grant (such date being referred to herein as the “Vesting Date”).

Notwithstanding the foregoing, vesting pursuant to the foregoing schedule shall occur on the Vesting Date only if Participant provides continuous services to the Corporation from the Date of Grant to such Vesting Date. Upon vesting, the Corporation shall deliver to the Participant a number of shares of Common Stock equal to the aggregate number of Stock Units that vested, with such delivery to occur within 30 days of [the Vesting Date] [_____](1); provided, however, that if the Participant has made a timely election to defer the receipt of shares of Common Stock in accordance with the procedures established by the Board, and in a manner that complies with Section 409A of the Code, then the delivery of such shares shall be made in accordance with the terms of such election.

(b) Any unvested Stock Units shall vest, and the Corporation shall deliver to the Participant shares of Common Stock equal to the aggregate number of Stock Units still outstanding in a lump sum, upon the occurrence of a Change in Control Event. In accordance with the Administrator’s authority pursuant to Section 6.3(b) of the Plan, for purposes of this Agreement, the term “Change in Control Event” shall include only a transaction that would constitute a “change in ownership or effective control or in the ownership of a substantial portion of the assets” of the Corporation under Code section 409A.
(c) Except as provided in Section 2(d) below, if the Participant ceases to provide services to the Corporation at any time prior to the Vesting Date and prior to a Change in Control Event, all unvested Stock Units shall be cancelled immediately on the date that the Participant's service is terminated, and the Participant shall cease to have any right or entitlement to receive any shares of Common Stock under such cancelled Stock Units.

(d) Notwithstanding any other provision of this Agreement, in accordance with Section 3.1(h) of the Plan, the Administrator may, in its discretion, waive the vesting requirements above in the event of the Participant’s
(1) To be used if the Participant has indicated a different initial distribution date.

Separation from Service on account of the Participant’s death, disability, or change in control (as determined by the Administrator). In the event the Administrator exercises its discretion pursuant to this Section 2(d) to waive the vesting requirements, the Corporation shall deliver to the Participant shares of Common Stock equal to the aggregate number of Stock Units still outstanding in a lump sum within 30 days of the Participant’s Separation from Service; provided, however, that if the Participant has made a timely election to defer the receipt of shares of Common Stock in accordance with the procedures established by the Board, and in a manner that complies with Section 409A of the Code, then the delivery of such shares shall be made in accordance with the terms of such election.

3. Issuance and Limits on Transferability. Notwithstanding any other provision of this Agreement, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority. Stock Units shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of Stock Units that does not satisfy the requirements of this Agreement and the Plan shall be void and unenforceable against the Corporation.

4. Stockholder Rights. The Participant shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Common Stock subject to the Stock Units until any such shares are paid pursuant to Section 2.

5. Tax Consideration. The Corporation has advised Participant to seek Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from Participant’s receipt of Stock Units pursuant to this Agreement. Participant understands that the Corporation will report to appropriate taxing authorities the payment to Participant of compensation income upon the payment of the shares of Common Stock. Participant understands that he or she is solely responsible for the payment of any federal and state taxes resulting from this grant of Stock Units.

6. Binding Effect. This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators, and transferees.

7. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

8. Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

9. Amendment. The Corporation may modify, amend, or waive the terms of this Agreement, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment, or waiver. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

10. Compliance with Code section 409A. The Stock Units granted under this Agreement are intended to be exempt from the requirements of Code section 409A as “short-term deferrals”, or otherwise compliant with the requirements of Code section 409A, and the provisions herein shall be interpreted accordingly.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation
By /s/ ____________________
Title: ____________________